Exhibit 10

This business combination involves the securities of a Brazilian company. The business combination is subject to disclosure requirements of Brazil that are different from those of the United States.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Brazil, and some or all of its officers and directors may be residents of Brazil. You may not be able to sue a Brazilian company or its officers or directors in a Brazilian court for violations of the U.S. securities laws. It may be difficult to compel a Brazilian company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

SADIA S.A.

-       CALL NOTICE

-       EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING

Publicly-Held Company

CNPJ/MF No. 20.730.099/0001-94

The shareholders of the Company are hereby invited to attend the Extraordinary General Shareholders’ Meeting to be held on July 8th, 2009, at 8:00 a.m., at the Company’s headquarters, located in the City of Concórdia, State of Santa Catarina, Brazil, at Senador Attílio Fontana, 86, Centro, to decide on the following agenda: (i) sale of the equity interest held in Concórdia Holding Financeira S.A.; (ii) modification of the structure of Company’s Board of Directors, through the amendment of the head of Article 15, and of Articles 18, III and 32 of the Company’s bylaws, and the inclusion of a new article 43, as a transitory provision. The documents relating to the agenda will be available to the shareholders at the Company’s headquarters.

Proxies granting special powers for purposes of shareholders representation at the Extraordinary Shareholders Meeting shall be deposited at the Company’s headquarters, at the Investor Relations Department, at Rua Fortunato Ferraz, 529/659, 2nd floor, Vila Anastácio — São Paulo — SP, prior to July 6 th, 2009, at 5:00 p.m.

São Paulo, June 22, 2009

Luiz Fernando Furlan

Chairman of the Board of Directors

Important Notices

This business combination involves the securities of a Brazilian company. The business combination is subject to disclosure requirements of Brazil that are different from those of the United States.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Brazil, and some or all of its officers and directors may be residents of Brazil. You may not be able to sue a Brazilian company or its officers or directors in a Brazilian court for violations of the U.S. securities laws. It may be difficult to compel a Brazilian company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

This communication is not an offering document and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Investors in American Depositary Shares (“ADSs”) of Sadia S.A. (“Sadia”) and U.S. holders of preferred shares of Sadia are urged to read the U.S. informational document regarding the association between Sadia and Perdigão S.A. (“Perdigão” and, together with Sadia, the “Companies”), when it becomes available, because it will contain important information.  U.S. holders of common shares of Sadia are urged to read any informational document or other materials prepared by Perdigão for common shareholders of Sadia regarding the association because they will contain important information.  Perdigão expects to submit copies of these documents to the U.S. Securities and Exchange Commission (“SEC”) when they are available, and investors and security holders may obtain free copies of these documents and other documents filed by the Companies with the SEC at the SEC’s website at www.sec.gov.  A copy of any informational documents prepared for holders of ADRs or U.S. holders of common or preferred shares of Sadia (when available) may also be obtained for free from Perdigão.

This communication contains forward-looking statements. These statements are statements that are not historical facts and are based on the current view and estimates of management of the Companies of future economic circumstances, industry conditions, company performance and financial results. The words “anticipates,” “believes,” “estimates,” “expects,” “plans” and similar expressions, as they relate to the Companies, are intended to identify forward-looking statements. Statements regarding the structure and timing of any association between the Companies, business strategies, future synergies, future costs and future liquidity of the Companies, and pro forma results of operations and financial condition of the Companies are examples of forward-looking statements. Such statements reflect the current views of management and are subject to a number of risks and uncertainties, including economic and market conditions in Brazil and globally, conditions in the industry of the Companies, any regulatory actions relating to the association, the ability of the Companies to achieve projected synergies and the risk factors outlined by each of the Companies in their filings with the SEC and the Brazilian Comissão de Valores Mobiliários (CVM). There is no guarantee that the expected events, trends or results will actually occur. Any changes in the assumptions and factors on which these forward-looking statements are based could cause actual results to differ materially from current expectations.